AMENDMENT TO LOAN DOCUMENTS
THIS AMENDMENT TO LOAN DOCUMENTS (this “Amendment”) is executed as of September 30, 2025, but to be effective as of the Effective Date by and among Borrower, Guarantor, and Administrative Agent, and acknowledged and agreed to by Lenders.
EFFECTIVE DATE:  September 30, 2025
BORROWER:  The Saint June, L.P., a Texas limited partnership
ADMINISTRATIVE AGENT:  Texas Capital Bank, a Texas state bank, formerly known as Texas Capital Bank, National Association, a national banking association
LENDERS:  Lenders signatory to the Loan Agreement from time to time
GUARANTOR:  Stratus Properties Inc., a Delaware corporation
PROPERTY:
Lot 1, Block “A”, AMARRA DRIVE, PHASE 3, a subdivision in Travis County, Texas, according to the map or plat thereof recorded under Document No. 200900074, as further affected by Affidavit recorded under document No. 2014004354 of the Official Public Records of Travis County, Texas
RECITALS:
A.    Borrower and Administrative Agent executed a Loan Agreement (as amended, the “Loan Agreement”) dated as of June 2, 2021, in connection with the construction loan from Administrative Agent, and Lenders thereto to Borrower to finance the costs of certain improvements to the Property (the “Loan”).
B.    Borrower, Administrative Agent, Lenders, and Guarantor executed an Interest Rate Index Replacement Agreement (as amended, the “Index Replacement Agreement”) dated as of January 3, 2023, in connection with a change to the Applicable Rate from a LIBOR based index to a Term SOFR based index.
C.    To evidence the Loan, Borrower executed (i) the Amended and Restated Note dated August 13, 2021, in the stated principal amount of $25,320,000.00, and payable to the order of Administrative Agent, as a Lender (as amended, the “Original Note”), (ii) the Note dated as of October 2, 2024, in the stated principal amount of $2,000,000.00, and payable to the order of Administrative Agent, as a Lender (as amended, the “Second Lien Note”), (iii) the Note dated as of even date herewith, in the stated principal amount of $1,000,000.00, and payable to the order of Administrative Agent, as a Lender (as amended, the “Third Lien Note”), and (iv) the Note dated August 13, 2021, in the stated principal amount of $5,000,000.00, and payable to the order of TexasBank, a Texas state bank, as assigned and assumed by Texas Capital Bank, as new payee, as of October 2, 2024 (as amended, assigned and assumed, the “Assigned Note” and together with the Original Note, the Second Lien Note, and the Third Lien Note, collectively, the “Notes”).
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D.    The Notes are secured in part by the Amended and Restated Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by Borrower in favor of Administrative Agent dated of even date with Loan Agreement (as amended, the “First Lien Deed of Trust”), and recorded under Instrument Number 2021123810 of the real property records of Travis County, Texas against the Property.
E.    Additionally, the Notes are secured in part by the Second Lien Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by Borrower in favor of Administrative Agent dated as of October 2, 2024 (as amended, the “Second Lien Deed of Trust”), and recorded under Instrument Number 2024113047 of the real property records of Travis County, Texas, against the Property.
F.    Additionally, the Notes are secured in part by the Notice to Secure Additional Indebtedness executed by Borrower in favor of Administrative Agent dated as of October 2, 2024 (as amended, the “First Notice”), and recorded under Instrument Number 2024113046 of the real property records of Travis County, Texas, against the Property.
G.    Additionally, the Notes are secured in part by the Third Lien Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing executed by Borrower in favor of Administrative Agent dated as of the Effective Date (as amended, the “Third Lien Deed of Trust”) and recorded in the real property records of Travis County, Texas, against the Property.
H.    Additionally, the Notes are secured in part by the Notice to Secure Additional Indebtedness executed by Borrower in favor of Administrative Agent dated as of the Effective Date, and recorded in the real property records of Travis County, Texas, against the Property (as amended, the “Second Notice” and together with the First Lien Deed of Trust, the Second Lien Deed of Trust, the First Notice, and the Third Lien Deed of Trust, collectively, the “Deeds of Trust”).
I.    The Loan Agreement, the Index Replacement Agreement, the Notes, the Deeds of Trust, and all other documents executed in connection with the Notes are sometimes collectively referred to herein as the “Loan Documents.”
J.    Guarantor has guaranteed the payment of the Notes and the performance of Borrower’s obligations under the Loan Documents (subject to the limitations contained in the Guaranty executed by Guarantor) (as amended, the “Guaranty”).
K.    Borrower, Guarantor, and Administrative Agent agree to modify the Loan Agreement as stated herein.
THEREFORE, Borrower, Guarantor, and Administrative Agent agree as follows:
1.Recitals. The recitals above are incorporated herein by this reference thereto.
2.Terms. Capitalized terms not defined herein shall have the same meaning and definition as those defined and used in the Loan Agreement. The definition of “Security Instrument” in the Loan Agreement shall include and incorporate within its meaning all of the Deeds of Trust, as defined herein.
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3.Principal Balances. The unpaid principal balance of the Original Note is $25,119,887.44, as of the Effective Date; the unpaid principal balance of the Second Lien Note is $2,000,000.00, as of the Effective Date; the unpaid principal balance of the Third Lien Note is $1,000,000.00, as of the Effective Date, the unpaid principal balance of the Assigned Note is $4,763,010.95, as of the Effective Date, and the total unpaid principal balance of all Notes is $32,882,898.39, as of the Effective Date. Notwithstanding anything to the contrary contained in the Loan Agreement:
(i)    Contemporaneously with the execution of this Amendment and other documents contemplated hereunder (including the Third Lien Note, and the Third Lien Deed of Trust), Administrative Agent will advance Borrower the remaining unfunded principal under the Notes (other than the Third Lien Note) in the amount of $534,023.11 (“Unfunded Draw”) and, notwithstanding anything to the contrary in the Loan Agreement, may use those proceeds to repatriate equity of Borrower and other of Borrower’s partnership purposes. The Unfunded Draw being funded contemporaneously with this Amendment is included in the principal balance totals set forth above.
(ii)    Contemporaneously with the execution of this Amendment and other documents contemplated hereunder (including the Third Lien Note, and the Third Lien Deed of Trust), Administrative Agent will advance Borrower $1,000,000.00 under the Third Lien Note (“$1MM Draw”) and Borrower may use those proceeds to repatriate equity of Borrower and other of Borrower’s partnership purposes. The $1MM Draw being funded contemporaneously with this Amendment is included in the principal balance totals set forth above.
(iii)     After the fundings under Sections 3(i) and (ii) above, each of the Notes is fully funded, as of the Effective Date, and no funds remain available for Advance under the Notes.
4.Interest Only Term. Notwithstanding anything in the Loan Agreement to the contrary, Borrower, Guarantor, and Administrative Agent hereby acknowledge and agree that on the first Payment Date following the Effective Date until the Maturity Date (as extended hereunder), the Loan will be interest only through and including the Maturity Date and Borrower shall not be required to make Monthly Principal Payments on the Loan.
5.Loan Agreement - Commitment Increase. As evidenced and secured by the Third Lien Note, the parties hereto agree to increase the Aggregate Commitment from $32,320,000.00 to $33,320,000.00. Therefore, as of the Effective Date, the defined terms “Aggregate Commitment”, and “Loan Amount” in the Loan Agreement are each amended and restated in their entireties and replaced with the below definitions, respectively. Furthermore, as of the Effective Date, Schedule I of the Loan Agreement is deleted in its entirety and replaced with a new Schedule I attached hereto.
“Aggregate Commitment” means, as of any date of determination, the aggregate of the Commitments of all the Lenders, less the sum of all principal payments made by Borrower, if any. As of the date hereof, the Aggregate Commitment is $33,320,000.00.
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“Loan Amount” means the amount of $33,320,000.00.
6.Loan Agreement - Decrease in Applicable Margin. The parties hereto agree to decrease the Applicable Margin to 2.00%. Therefore, as of the Effective Date, the defined term “Applicable Margin” in the Loan Agreement is amended and restated in its entirety and replaced with the below definition.
“Applicable Margin” means a rate equal to two hundred (200) basis points (2.00%) per annum.
7.Loan Agreement - Extension of Maturity Date; Deletion of Extension Periods. The parties hereto agree to extend the Maturity Date of the Loan to October 2, 2027 and delete Borrower’s right and option to extend under Section 2.11 of the Loan Agreement. Therefore, as of the Effective Date, (i) Section 2.11 of the Loan Agreement along with the definitions, and all occurrences, of “Extension Period”, “Extension Period (Second)”, and “Maturity Date (Second Extended)” are deleted in their entireties, and Borrower acknowledges it has no additional Extension Periods available under the Loan Documents; and (ii) the definition of Maturity Date in Section 1.1 of the Loan Agreement is amended and restated in its entirety and replaced with the following:
““Maturity Date” means October 2, 2027, subject, however, to the right of acceleration as herein provided and as provided elsewhere in the Loan Documents.”
8.Loan Agreement – Deletion of DSCR Covenant; New Debt Yield Covenant. The parties hereto agree to add a new debt yield covenant to the Loan Agreement in replacement of the existing Debt Service Coverage Ratio covenant. Therefore, as of the Effective Date, (i) a new definition of “Debt Yield” is added in alphabetical order to Section 1.1 of the Loan Agreement; (ii) a modified Section 6.9(a) is added to the Loan Agreement in replacement of the existing Section 6.9(a) of the Loan Agreement as shown below; and (iii) Exhibit J to the Loan Agreement is replaced with a new Exhibit J attached hereto:
““Debt Yield” means the fraction, expressed as a percentage, (a) the numerator of which is the annualized Net Operating Income from the Property for the trailing three (3) month period ending September 30, 2026, and (b) the denominator of which is the outstanding principal balance of the Loan as of the determination date. The calculation of Debt Yield is subject to Administrative Agent’s reasonable approval.”
“(a)    On October 31, 2026, if Borrower has not delivered to Administrative Agent a compliance certificate (the form of which is attached hereto as Exhibit J) that the Debt Yield is at least eight percent (8.00%) (the “Minimum Debt Yield”), Borrower shall pay to Administrative Agent, to be applied as a principal paydown on the outstanding principal balance of the Loan, an amount determined by Administrative Agent which, when applied against the outstanding principal balance of the Loan, is sufficient to achieve such Minimum Debt Yield.”
9.Depository Requirement. Borrower agrees to cause Guarantor to open a money market deposit account with Administrative Agent with an initial balance of at least $5,000,000.00 but is not required to maintain a minimum balance thereafter.
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10.Guaranty – Deletion of Burn-Off. The parties hereto agree that the liability of Guarantor with respect to the Indebtedness will not be terminated during the Loan term. Therefore, as of the Effective Date, Section 2(c) of the Guaranty is deleted in its entirety. All other provisions of the Guaranty shall remain in full force and effect.
11.Representations. In order to induce Administrative Agent to enter into this Amendment and to modify and amend the Loan Documents, Borrower represents to Administrative Agent that the statements set forth in this Section, after giving effect to this Amendment, will be true, correct and complete:
(a)As of the Effective Date, all representations and warranties of Borrower contained in the Loan Agreement are true and correct as if made on the Effective Date.
(b)Borrower and Guarantor have the full power and authority to enter into this Amendment, to execute and deliver this Amendment, and to incur and perform the obligations provided for herein, all of which have been duly authorized by all necessary action.
(c)This Amendment has been duly executed and delivered by Borrower and Guarantor, and constitutes the valid and legally binding obligations of Borrower and Guarantor, enforceable against Borrower and Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally, and the exercise of judicial discretion in accordance with general principles of equity, regardless of whether considered in a proceeding at law or in equity.
(d)The liens, security interests and assignments created and evidenced by the Deeds of Trust are valid and subsisting. There are no offsets, claims or defenses to the Notes, the Deeds of Trust, or any of the other Loan Documents.
12.Conditions to Amendment. The following are conditions to this Amendment and must be satisfied to Administrative Agent’s satisfaction:
(a)Borrower and Guarantor have executed and delivered to Administrative Agent this Amendment and other documents to be executed and delivered in connection herewith;
(b)Notwithstanding the terms and conditions of the Fee Letter, Borrower has paid to Administrative Agent the Extension Fee in the amount of $164,414.49;
(c)Guarantor has opened, and deposited the initial amount of $5,000,000.00 into, the deposit account specified in Section 9 of this Amendment;
(d)Borrower has paid all expenses incurred by Administrative Agent in connection with this transaction, including appraisal fees, title policy premiums, recording fees and closing costs, as applicable;
(e)Borrower has paid the fees and expenses of counsel to Administrative Agent
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incurred in connection with the preparation and negotiation of this Amendment and other documents executed and delivered in connection herewith;
(f)Borrower has paid for and provided to Administrative Agent a loan policy of title insurance in a form acceptable to Administrative Agent, in its sole and absolute discretion, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access endorsement or rights) if required by Administrative Agent, in the maximum amount of the Third Lien Note, insuring that the applicable Security Instrument constitutes a valid third lien covering the Land and Improvements, subject only to those exceptions that Administrative Agent may approve in writing and containing those endorsements that Administrative Agent may require and which are available under applicable title insurance rules and regulations;
(g)Administrative Agent has received certificates of existence and good standing (or similar documentation) for Borrower and its general partner, certified by the Secretary of State or other governmental authority; and
(h)Borrower has provided Administrative Agent such other items as Administrative Agent may reasonably require.
13.Further Assurances. Borrower shall execute and deliver to Administrative Agent such further assurances and shall take such other further actions as Administrative Agent may from time to time reasonably request to further the intent and purpose of this Amendment, to maintain and protect the rights and remedies created in favor of the Administrative Agent under this Amendment, the Loan Agreement and any other of the Loan Documents, and to give, grant, confirm or perfect a lien and security interest on the Property or other assets of Borrower in favor of Administrative Agent pursuant to the terms of the Loan Documents.
14.Release. Borrower and Guarantor release, remise, acquit and forever discharge Administrative Agent, together with each Affiliate thereof and their respective officers, directors, employees, attorneys and agents (all of the foregoing the “Released Parties”), from any and all actions and causes of action, judgments, executions, suits, debts, claims, counterclaims, defenses, demands, liabilities, obligations, damages and expenses prior to and including the Effective Date, of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter accruing, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties and in any way directly or indirectly arising out of or in any way connected to this Amendment or the Loan Documents, or any of the transactions associated therewith, or the Property, including specifically, but not limited to, claims of usury, calculation or manipulation of any variable interest rate, lack of consideration, fraudulent transfer and lender liability. THE FOREGOING RELEASE INCLUDES ACTIONS AND CAUSES OF ACTION, JUDGMENTS, EXECUTIONS, SUITS, DEBTS, CLAIMS, DEMANDS, LIABILITIES, OBLIGATIONS, DAMAGES AND EXPENSES ARISING AS A RESULT OF THE NEGLIGENCE AND/OR THE STRICT LIABILITY OF ONE OR MORE OF THE RELEASED PARTIES, BUT EXCLUDES THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE RELEASED PARTIES.
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15.Ratification. All terms and provisions of the Loan Agreement, except as specifically modified in this Amendment, shall remain in full force and effect.
16.Consent and Ratification by Guarantor. Guarantor consents to the modification of the Loan Agreement, and the Guaranty, and has evidenced by this Agreement. Except as expressly modified herein, the Guaranty executed by Guarantor for the benefit of Administrative Agent shall continue in full force and effect, and is hereby ratified and confirmed by Guarantor in all respects.
17.Modification. This Amendment is a modification of an existing loan. Borrower and Administrative Agent expressly agree that their intent is to modify the Loan Agreement, and that this Amendment does not constitute and shall not be construed as a novation of the Notes or any of the Loan Documents.
18.Referenced Terms. This Amendment, the Index Replacement Agreement, the Notes, and the Deeds of Trust are each a “Loan Document” within the meaning of the definition of “Loan Documents” in the Loan Agreement. Each reference in the Loan Documents to the “Loan Agreement”, “hereunder”, “hereof” or words of like import referring to the Loan Agreement shall collectively mean the Loan Agreement, as amended hereunder.
19.GOVERNING LAW. This Amendment and the Loan Documents shall be governed by and construed in accordance with the laws of the State of Texas and the laws of the United States of America applicable to transactions in Texas.
20.Miscellaneous. This Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of Administrative Agent and Borrower, subject to any limitations in the Loan Documents concerning the sale or other transfer of the collateral property. Whenever used herein, the singular number shall include the plural and the plural the singular, and the use of any gender shall be applicable to all genders. The captions, headings, and arrangements used in this Amendment are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof. In the event any one or more of the provisions contained in this Amendment, or in any other instrument referred to herein or executed in connection with or as security for the Notes shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amendment or any such other instrument.
21.Counterparts. This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]
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THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
BORROWER:
THE SAINT JUNE, L.P.
a Texas limited partnership

By:    The Saint June GP, L.L.C., a Texas limited liability company, General Partner
By:    STRS L.L.C., a Delaware limited liability company, Manager
By:    Stratus Properties Inc., a Delaware corporation, Sole Member and Manager
By:    /s/ Erin D. Pickens
Erin D. Pickens,
Senior Vice President

GUARANTOR:
STRATUS PROPERTIES INC.
a Delaware corporation

By:    /s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

ADMINISTRATIVE AGENT:
TEXAS CAPITAL BANK
a Texas state bank,
f/k/a Texas Capital Bank, National Association
a national banking association

By:    /s/ Tim Harrigan
Tim Harrigan, Managing Director
Amendment to Loan Documents (September 2025)    Signature Page    Texas Capital Bank | Saint June Construction Loan

ACKNOWLEDGED AND AGREED TO BY LENDERS:

TEXAS CAPITAL BANK
a Texas state bank,
f/k/a Texas Capital Bank, National Association
a national banking association

By:    /s/ Tim Harrigan
Tim Harrigan, Managing Director

Amendment to Loan Documents (September 2025)    Signature Page    Texas Capital Bank | Saint June Construction Loan

SCHEDULE I
Lenders

Lender	Commitment	Pro Rata Share
Texas Capital Bank	$33,320,000.00	100.000000%
Total	$33,320,000.00	100.000000%

Amendment to Loan Documents (September 2025)    Schedule I    Texas Capital Bank | Saint June Construction Loan

EXHIBIT J
DSCR AND DEBT YIELD COMPLIANCE CERTIFICATE
FOR QUARTER ENDED _________________ (the “Subject Quarter”)
ADMINISTRATIVE AGENT:    TEXAS CAPITAL BANK
BORROWER:                THE SAINT JUNE, L.P.
This Certificate is delivered pursuant to the terms and conditions set forth in that certain Loan Agreement dated as of June 2, 2021 (the “Agreement”), by and between Borrower and Administrative Agent, as such may have been amended, supplemented or modified. Capitalized terms used in this Certificate shall, unless otherwise indicated, have the meanings set forth in the Agreement. On behalf of the Borrower, the undersigned certifies to Administrative Agent on the date hereof that (a) the Financial Statements of Borrower attached to this certificate were prepared in accordance with the Accounting Principles, and present fairly the financial condition and results of Borrower as of the end of and for the Subject Period, (b) no Potential Event of Default or Event of Default exists, and (c) the information set forth below hereto is true and correct as of the last day of the Subject Quarter:
Minimum Debt Yield Test:
a)The annualized Net Operating Income
from the Property for the trailing three
(3) month period
ending _______________, 20_____;                $________________

b)The outstanding principal balance
    of the Loan as of ________, 20____;                $________________

c)Actual Debt Yield Ratio (A divided by B, as percentage)    _________________

Amendment to Loan Documents (September 2025)    Exhibit J    Texas Capital Bank | Saint June Construction Loan

BORROWER:

THE SAINT JUNE, L.P.,
a Texas limited partnership

By:    The Saint June GP, L.L.C., a Texas limited liability company, General Partner

By:    STRS, L.L.C., a Delaware limited liability company, Manager

By:    Stratus Properties Inc., a Delaware corporation, Sole Member and Manager
By:    /s/ Erin D. Pickens
Erin D. Pickens,
Senior Vice President

Amendment to Loan Documents (September 2025)    Exhibit J    Texas Capital Bank | Saint June Construction Loan